INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration
Statement of Oppenheimer Disciplined Value Fund on Form N-14 of our report dated January 22, 1997 appearing in the 1996 Annual Report of Oppenheimer Disciplined Value Fund.



/s/ KPMG Peat Marwick
--------------------------
KPMG Peat Marwick, LLP

Denver, Colorado
April 9, 1997